UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

TICKETS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27893 (Commission File Number)	06-1424841 (IRS Employer Identification Number)

555 Anton Boulevard, 11th Floor, Costa Mesa, CA (Address of principal executive offices)	92626 (Zip Code)

Registrant’s telephone number, including area code: (714) 327-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     2004 Executive Cash Incentive Plan.

     On February 8, 2004, the Compensation Committee of the Board of Directors of Tickets.com, Inc. ("Company"), approved the amendment of Company’s 2004 Executive Cash Incentive Plan to eliminate as participants in the plan two employees who had left Company and to add Robert F. Murphy, Company General Counsel, and a new employee as participants thereunder. The maximum bonus which Mr. Murphy could earn pursuant to this plan is $86,700. In addition, the maximum bonus which could be earned under this plan was increased for Carl Thomas, Company Executive Vice President of Marketing and Sales, from $120,000 to $132,500 and for Christian O. Henry, Company Chief Financial Officer, from $70,000 to $105,000. A copy of the 2004 Executive Cash Incentive Plan, as amended, is attached hereto as Exhibit 10.1.

Item 9.01 Exhibits

Exhibit No.	Exhibit Title or Description

10.1	2004 Executive Cash Incentive Plan, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2005	TICKETS.COM, INC. (Registrant)
	By:	/s/ Christian O. Henry
Christian O. Henry
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description

10.1	2004 Executive Cash Incentive Plan, as amended.

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